UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33411

VA	31-1804543
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

67 Commerce Drive

Honaker, VA 24260

(Address of principal executive offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officers:

John W. Beard, Jr., age 63 has been appointed by the Board of Directors as Executive Vice President and Chief Credit Officer of New Peoples Bank, Inc. effective January 25, 2016. This appointment is still subject to regulatory approval. He had served as Senior Vice President and Senior Credit Officer of Hometrust Bank, from June of 2014 to January of 2016. Prior to that, he served as the Chief Credit Officer and Executive Vice President of Jefferson Federal Bank from March of 2012 to May of 2014. Prior to that, he served as the President and CEO of Citizens Bank from September of 2008 to January of 2011. Prior to that, he served as the Senior Credit Officer for Northeast Tennessee for First Tennessee Bank from October of 1992 to September of 2008. Mr. Beard has over 30 years of bank experience. He is a 1974 graduate of the University of Alabama with a Bachelor of Science degree in Accounting.

Karen D. Wimmer, 52, has been appointed by the Board of Directors as Executive Vice President and Director of Special Assets of New Peoples Bank, Inc. effective January 25, 2016. Prior to her appointment, Ms. Wimmer served as Executive Vice President and Chief Credit Officer of New Peoples Bank, Inc. from March 1, 2014 to January 24, 2016. She also served as Senior Vice President and Senior Credit Officer of New Peoples Bank, Inc. from November 1, 2012 to February 28, 2014 and from June 2011 to July 2012. From mid-2010 to June 2011 she was Vice President of the Commercial Loan Division. From August 2001 to mid-2010, she served as a Loan Officer and Assistant Manager of the Princeton, West Virginia branch focusing on business development and commercial lending. In 2007, she was promoted to Vice President. Ms. Wimmer initially joined the bank in August 2001 as Assistant Vice President, Assistant Manager and Loan Officer. Prior to joining New Peoples Bank, Inc., Ms. Wimmer worked for BB and T via its acquisition of the former One Valley Bank with experience in commercial lending and banking from 1988 to 2001. Ms. Wimmer has a total of 28 years of banking experience.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Press release dated January 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.
(Registrant)

Date: January 27, 2016	By:	/s/ JOSEPH D. PENNINGTON
Joseph D. Pennington
Senior Vice President and Chief Financial Officer and Secretary